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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date if earliest event reported): February 26, 1998

                         Commission file number 0-18560


                           The Savannah Bancorp, Inc.
             --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                      Georgia                           58-1861820
            ------------------------------           ---------------
           (State or other jurisdiction of            (IRS Employer
            incorporation or organization)           identification No.)

                      25 Bull Street, Savannah, GA 31401
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 912-651-8200
             -------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
             -------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report)


ITEM FIVE. OTHER EVENTS

On February 26, 1998, a shareholder communication announcing the postponement of the 1998 Annual Meeting was distributed to all shareholders of The Savannah Bancorp, Inc. The communication included a copy of the February 11, 1998 news release announcing the definitive merger agreement with Bryan Bancorp of Georgia Inc., 1997 highlights of both individual companies and the proforma highlights on a combined basis.

The 1998 Annual Meeting of Shareholders that was originally scheduled for April 21, 1998 is being postponed until after the Securities and Exchange Commission filings become effective, probably in the latter half of June.


C.    Exhibits

1) Letter to shareholders dated February 26, 1998, regarding Registrant announcing the postponement of the registrant's Annual Meeting.
2) 1997 financial highlights of both companies on an individual basis and the proforma highlights on a combined basis.


                                   SIGNATURES
                                ----------------

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    The Savannah Bancorp, Inc.

Date:  2/26/98                                      By:   Archie H. Davis
       -------                                          ----------------------
                                                              President

                                February 26, 1998

Dear Shareholders,

         On February 11, 1998, The Savannah Bancorp, Inc. ("Savannah") announced that it had entered into a definitive merger agreement with Bryan Bancorp of Georgia, Inc. ("Bryan"). We have enclosed a copy of the press release and a copy of the December 31, 1997 highlights of both individual companies and the proforma highlights on a combined basis.

         Upon consummation of the merger, Bryan Bank & Trust Company, the subsidiary bank of Bryan will become a subsidiary bank of Savannah. It will operate separately as a community bank with its own management and Board of Directors. Five directors of Bryan will be nominated to the Savannah Board of Directors. Management and employees will retain their present positions and Jimmy Burnsed, President & CEO of Bryan, will become Vice Chairman of the Savannah Board of Directors.

         The merger transaction requires shareholder approval of both Savannah and Bryan shareholders as well as the customary regulatory approvals. We plan to postpone the regular 1998 Annual Meeting of Shareholders that was originally scheduled for April 21, 1998 until after the Securities and Exchange Commission filings become effective, probably in the latter half of June. At that time, Savannah shareholders will vote on both the proposed merger and the expanded slate of directors. A proxy statement containing the merger and director information will be mailed to you approximately four weeks prior to the shareholder meeting date.

         Jimmy Burnsed and I are both excited about the potential these two community banks offer together in one holding company in the Savannah / Bryan County market. Savannah shareholders are combining with a high performing bank in a growing market. Bryan shareholders are joining a high growth organization and receiving a publicly traded stock that has traded on NASDAQ for over eight years.

         The 1998 Annual Report to Shareholders for The Savannah Bancorp, Inc. will be mailed to you as usual in late March. We will mail the proxy information for the shareholders meeting as soon as possible after the Securities and Exchange Commission filings become effective.

         As always, your comments and suggestions are always welcome.

                                   Sincerely,



                                   /s/Archie H. Davis
                                   President & CEO

                    THE SAVANNAH BANCORP, INC. AND SUBSIDIARY
                                       and
                    Bryan Bancorp of Georgia, Inc.& Subsidiary
                     Proforma Combined Financial Highlights
                                December 31, 1997

The following table sets forth certain selected historical financial information for Savannah and Bryan and certain selected unaudited proforma financial information, adjusted to reflect the merger of Savannah and Bryan on a pooling-of-interests accounting basis. Pro forma financial information is intended to show how the merger of Bryan and Savannah might have affected Savannah's historical financial statements if the merger had been consummated at an earlier time. The pro forma financial information set forth below does not purport to be indicative of the results that actually would have been realized had the merger taken place at the beginning of 1997, nor is it indicative of the results of the combined financial position or results of operations for future periods.


                                         The            Bryan
                                       Savannah        Bancorp        Proforma
Balance Sheet                           Bancorp      of Georgia       Combined
--------------------------------------------------------------------------------
(Amounts in thousands,               (Historical)   (Historical)         (a)
 except per share data)

Total assets                          $ 163,659        $ 65,513       $ 229,172
Loans                                   106,021          48,197         154,218
Allowance for loan losses                 1,480             583           2,063
Deposits                                144,464          55,980         200,444
Shareholder's equity                     14,976           7,421          22,397
Allowance for possible
   loan losses to total loans              1.40%           1.21%           1.34%
Equity to assets                           9.15%          11.33%           9.77%
Book value per share                     $ 8.76         $ 14.75          $ 8.48
Outstanding shares                        1,710             503           2,641

Earnings and Performance Data
-----------------------------
Net income                              $ 1,753         $ 1,196         $ 2,949
Return on average assets                   1.22%           1.94%           1.44%
Return on average equity                  12.48%          17.11%          14.02%

Net income per share:
Basic                                    $ 1.03          $ 2.37          $ 1.12
Diluted                                  $ 0.97          $ 2.32          $ 1.07
Average shares:                           1,708             504           2,640
Diluted                                   1,802             516           2,756



(a)- The proforma combined information is based on an exchange ratio of 1.85 shares of The Savannah Bancorp, Inc. for each share of Bryan Bancorp of Georgia, Inc.